Exhibit 99.4

CONSENT TO BEING NAMED AS A PROSPECTIVE DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-1 (the “Registration Statement”) of Yum China Holdings, Inc. (the “Company”), and any amendments thereto, as a prospective director of the Company, and to the filing of this consent as an exhibit to the Registration Statement, and any amendments thereto.

By:	/s/ Edouard Ettedgui
Name:	Edouard Ettedgui
Date:	September 23, 2016